STOCK OPTION AGREEMENT
                             ----------------------

                         FOR NON-STATUTORY STOCK OPTIONS
                                 PURSUANT TO THE
                             KEARNY FINANCIAL CORP.
                   2005 STOCK COMPENSATION AND INCENTIVE PLAN
                   ------------------------------------------

                             NON-EMPLOYEE DIRECTORS

         STOCK OPTIONS for a total of _______ shares of Common Stock of Kearny Financial Corp. (the "Company") is hereby granted to _______________ (the "Optionee") at the price determined as provided in, and in all respects subject to the terms, definitions and provisions of the 2005 Stock Compensation and Incentive Plan (the "Plan") adopted by the Company which is incorporated by reference herein, receipt of which is hereby acknowledged. Such Stock Options do not comply with Options granted under Section 422 of the Internal Revenue Code of 1986, as amended.

         1. Option Price. The Option price is $_____ for each Share,  being 100%
            ------------
of the fair market value, as determined by the Committee, of the Common Stock on the date of grant of this Option (_________________).

         2. Exercise  of  Option.  This  Option  shall be first  exercisable  in
            --------------------
accordance with provisions of the Plan, during periods of continued service as a Director or Director Emeritus, as follows:

                  (a)      Schedule of Rights to Exercise.


                                                      Percentage of Total Shares
                                                           Awarded Which Are
                      Date                 Options          Non-forfeitable
                      ----                 -------          ---------------

Upon grant.........................           0                    0%
As of ______________...............         ____                  20%
As of ______________...............         ____                  40%
As of ______________...............         ____                  60%
As of ______________...............         ____                  80%
As of ______________...............         ____                 100%

A. Except in the event of death or Disability of the option holder or a Change in Control of the Company or the Bank, a minimum of six months must elapse between the date of grant and the date of sale of the common stock received upon the exercise of such options.

B. Upon a Change in Control of the Company or Kearny Federal Savings Bank, all such Options shall be immediately 100% vested and exercisable.

C. Upon death, all Options shall be deemed immediately exercisable by the Beneficiary for the remaining term of such Options.

D. Upon Disability, all Options shall be deemed immediately exercisable for the remaining term of such Options.

E. Once exercisable, all Options shall continue to be exercisable for a period of ten years from the date of grant without regard to continued service of the Optionee as a director or director emeritus.

                  (b) Method of Exercise. This Option shall be exercisable by a written notice which shall:

                           (i) State the election to exercise the Option, the number of Shares with respect to which it is being exercised, the person in whose name the stock certificate or certificates for such Shares of Common Stock is to be registered, his address and Social Security Number (or if more than one, the names, addresses and Social Security Numbers of such persons);

                           (ii) Contain such representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be satisfactory to the Company's counsel;

                           (iii) Be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Option; and

                           (iv) Be in writing and delivered in person or by certified mail to the Treasurer of the Company.

         Payment of the purchase price of any Shares with respect to which the Option is being exercised shall be by shares of Company Common Stock, cash or electronic funds transfer. The certificate or certificates for shares of Common Stock as to which the Option shall be exercised shall be registered in the name of the person or persons exercising the Option.

         (c)  Restrictions on Exercise.  This Option may not be exercised if the
              ------------------------
issuance of the Shares upon such exercise would constitute a violation of any applicable federal or state securities or other law or valid regulation. As a condition to the Optionee's exercise of this Option, the Company may require the person exercising this Option to make any representation and warranty to the Company as may be required by any applicable law or regulation.

         3. Non-transferability of Option. This Option may not be transferred in
            -----------------------------
any manner otherwise than by will or the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee. Notwithstanding the foregoing, such Options may be transferred for estate planning purposes in connection with
Section 6.01(a)(iii) of the Plan.

         4. Term of Option.  This Option may not be exercised more than ten (10)
            --------------
years from the date of grant of this Option, as set forth below, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

         5. Related  Matters.  Notwithstanding  anything herein to the contrary,
            ----------------
additional conditions or restrictions related to such Options may be contained in the Plan or the resolutions of the Plan Committee authorizing such grant of Options.

                                                  Kearny Financial Corp.




Date of Grant:                                    By:
                ----------------------------            ------------------------


Attest:




-------------------------------


[SEAL]




OPTIONEE ACKNOWLEDGEMENT


_______________________________           ______________________________________
OPTIONEE                                                 DATE

                    NON-STATUTORY STOCK OPTION EXERCISE FORM
                    ----------------------------------------

                                 PURSUANT TO THE
                             KEARNY FINANCIAL CORP.
                   2005 STOCK COMPENSATION AND INCENTIVE PLAN


                                                      --------------------------
                                                               (Date)

Kearny Financial Corp.
120 Passaic Avenue
Fairfield, New Jersey 07004


Dear Sir:

         The undersigned elects to exercise the Non-Statutory Stock Option to purchase __________ shares of Common Stock of Kearny Financial Corp. under and pursuant to a Stock Option Agreement dated ________________.

         Delivered herewith cash, electronic funds transfer and/or shares of Common Stock, valued at the fair market value of the stock on the date of exercise, as set forth below.


                              $____________  of cash or check
                               ____________  of Common Stock
                              $              Total
                               ============

         The name or names to be on the stock certificate or certificates and the address and Social Security Number of such person(s) is as follows:

         Name     _____________________________________

         Address  _____________________________________

         Social Security Number _____________________________________



                                              Very truly yours,


                                              __________________________________

                             STOCK OPTION AGREEMENT

                  FOR INCENTIVE STOCK OPTIONS UNDER SECTION 422
                          OF THE INTERNAL REVENUE CODE
                                 PURSUANT TO THE
                             KEARNY FINANCIAL CORP.
                   2005 STOCK COMPENSATION AND INCENTIVE PLAN
                   ------------------------------------------

                           FOR OFFICERS AND EMPLOYEES

         STOCK OPTIONS for a total of _______ shares of Common Stock of Kearny Financial Corp. (the "Company"), which Option is intended to qualify as an Incentive Stock Option under Section 422 of the Internal Revenue Code of 1986, as amended, is hereby granted to __________ (the "Optionee"), at the price determined as provided in, and in all respects subject to the terms, definitions and provisions of the 2005 Stock Compensation and Incentive Plan (the "Plan") adopted by the Company which is incorporated by reference herein, receipt of which is hereby acknowledged.

         1. Option Price. The Option price is $_____ for each Share,  being 100%
            ------------
of the fair market value, as determined by the Committee, of the Common Stock on the date of grant of this Option (___________).

         2. Exercises of Option.  This Option shall be exercisable in accordance
            -------------------
with provisions of the Plan, provided the holder of such Option is an employee, director or director emeritus of the Company as of such date, as follows:

                  (a)      Schedule of Rights to Exercise.

                                                                Percentage of
                                                                Total Shares
                                                                Awarded Which
                                                              Are Exercisable/
                       Date               Options              Non-forfeitable
                       ----               -------              ---------------

Upon grant.........................          0                        0%
As of ____________.................         ___                      20%
As of_____________.................         ___                      40%
As of ____________.................         ___                      60%
As of ____________.................         ___                      80%
As of ____________                          ___                     100%

A. Such Options awarded to the Optionee are intended to satisfy the requirements of "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

B. Options awarded to the Optionee shall continue to vest annually during such period that the Optionee serves as an employee, director or director emeritus of Kearny Federal Savings Bank (the "Bank") or the Company.

C. Except in the event of death or Disability of the option holder or a Change in Control of the Company or the Bank, a minimum of six months must elapse between the date of grant and the date of sale of the common stock received upon the exercise of such options.

D. Upon termination of service, absent Disability or death, such options shall cease to be exercisable three months from the date of termination of employment; provided that such awards shall continue to vest and remain exercisable during such period that the recipient remains a director or director emeritus, not to exceed the expiration date of such option term.

E. Upon Disability, all options shall be deemed immediately exercisable for a period not to exceed one year from such date of Disability, not to exceed initial option term.

F. Upon death, all Options shall be immediately exercisable by the estate for two years from the date of death, not to exceed initial option term.

G. Upon a Change in Control of the Company or the Bank, all options shall be immediately exercisable.

                  (b) Method of Exercise. This Option shall be exercisable by a written notice which shall:

                             (i) State the election to exercise the Option, the number of Shares with respect to which it is being exercised, the person in whose name the stock certificate or certificates for such Shares of Common Stock is to be registered, his address and Social Security Number (or if more than one, the names, addresses and Social Security Numbers of such persons);

                            (ii) Contain such representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be satisfactory to the Company's counsel;

                           (iii) Be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Option; and

                            (iv) Be in writing and delivered in person or by certified mail to the Treasurer of the Company.

         Payment of the purchase price of any Shares with respect to which the Option is being exercised shall be by shares of Company Common Stock, cash or electronic funds transfer. The certificate or certificates for shares of Common Stock as to which the Option shall be exercised shall be registered in the name of the person or persons exercising the Option.

                  (c) Restrictions on Exercise. This Option may not be exercised if the issuance of the Shares upon such exercise would constitute a violation of any applicable federal or state securities or other law or valid regulation. As a condition to the Optionee's exercise of this Option, the Company may require the person exercising this Option to make any representation and warranty to the Company as may be required by any applicable law or regulation.

                  (d) Disqualifying Disposition. The Optionee shall provide the Plan Committee ten days notice of any disposition of common stock under the circumstances described in Section 421(b) of the Internal Revenue Code of 1986, as amended for disqualifying dispositions.

         3. Non-transferability of Option. This Option may not be transferred in
            -----------------------------
any manner otherwise than by will or the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

         4. Term of Option.  This Option may not be exercised more than ten (10)
            --------------
years from the date of grant of this Option, as set forth below, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

         5. Related  Matters.  Notwithstanding  anything herein to the contrary,
            ----------------
additional conditions or restrictions related to such Options may be contained in the Plan or the resolutions of the Plan Committee authorizing such grant of Options.

                                                Kearny Financial Corp.


Date of Grant: _____________________________    By:  ___________________________

Attest:


____________________________


[SEAL]

OPTIONEE ACKNOWLEDGEMENT


______________________________________          ________________________________
OPTIONEE                                                  DATE

                      INCENTIVE STOCK OPTION EXERCISE FORM
                      ------------------------------------

                                 PURSUANT TO THE
                             KEARNY FINANCIAL CORP.
                   2005 STOCK COMPENSATION AND INCENTIVE PLAN


                                                         _______________________
                                                               (Date)

Kearny Financial Corp.
120 Passaic Avenue
Fairfield, New Jersey 07004


Dear Sir:

         The undersigned elects to exercise the Incentive Stock Option to purchase ________ shares of Common Stock of Kearny Financial Corp. under and pursuant to a Stock Option Agreement dated ________________.

         Delivered herewith cash, electronic funds transfer and/or shares of Common Stock, valued at the fair market value of the stock on the date of exercise, as set forth below.


                              $____________  of cash or check
                               ____________  of Common Stock
                              $              Total
                               ============

         The name or names to be on the stock certificate or certificates and the address and Social Security Number of such person(s) is as follows:

         Name     _____________________________________

         Address  _____________________________________

         Social Security Number _____________________________________



                                              Very truly yours,


                                              __________________________________